Exhibit 10
2009 DIRECTOR SUPPLEMENTAL
DEFINED CONTRIBUTION PLAN
OF
PARK-OHIO HOLDINGS CORP.

-i-

-ii-

ARTICLE I
PURPOSE; ADOPTION BY
THE COMPANY
          1.1 Purpose. This Plan is intended to be an unfunded, nonqualified deferred compensation plan for Company Directors. This Plan is intended to provide for the deferral of federal income taxation on the amounts deferred hereunder until paid to a Participant or Beneficiary. Accordingly, this Plan is intended to provide that a Participant shall not have constructive receipt of income prior to the date that payment is made to a Participant, and is likewise intended to comply with the requirements of Section 409A of the Code. If any terms of this Plan do not comply with the foregoing requirements of the federal income tax law, those terms are hereby deemed to be amended to, and shall be interpreted and applied by the Committee, to comply with such requirements of the law.
          1.2 Effective Date. This Plan is effective on and after January 1, 2010.
ARTICLE II
DEFINITIONS
          2.1 Definitions. Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.
          Account. With respect to a Participant, the bookkeeping Account maintained on his behalf pursuant to the terms of this Plan. Each Participant’s Account will be subdivided into a “Cash Account” which will reflect any Contributions made to the Account in the form of cash compensation and an “Equity Award Account” which will reflect any Contributions made to the Account in the form of Equity Awards.
          Administrator. “Administrator” is defined in Section 8.1.
          Affiliate. The Company and (a) any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member, or (b) a group of trades or businesses (whether or not incorporated) which are under common control with the Company within the meaning of Section 414(c) of the Code.
          Beneficiary. The person who, in accordance with the provisions of Article VII, shall be entitled to receive a distribution hereunder in the event a Participant dies before his or her interest under the Plan has been distributed to him or her in full.
          Board. The Board of Directors of the Company.
          Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

          Commencement Date. The date that is specified in Section 6.1.
          Company. Park-Ohio Holdings Corp., its corporate successors, and the surviving corporation resulting from any merger of Park-Ohio Holdings Corp. with any other corporation or corporations.
          Compensation. Cash compensation earned as a Director, including retainer and attendance fees and incentive compensation payable in the form of Equity Awards.
          Committee. The individuals appointed by the Board to administer the Plan on behalf of the Company, pursuant to Section 8.1.
          Contributions. All amounts credited to a Participant’s Account pursuant to Article IV.
          Deferred Compensation Election. An election of an Eligible Director to reduce his or her Compensation by a specified amount, pursuant to Section 4.1.
          Director. A duly elected or appointed member of the Board who is not an employee of the Company.
          Election Deadline. The deadline for filing the Deferred Compensation Election form provided in Section 4.1(b) or 4.1(c), as applicable.
          Elective Contributions. The amounts credited to a Participant’s Account pursuant to a Deferred Compensation Election made under Section 4.1.
          Eligible Director. “Eligible Director” is defined in Section 3.1.
          Equity Awards. Awards issued under the 1998 Long-Term Incentive Plan (other than restricted shares or options) or any similar plan approved by the Committee for this purpose.
          Participant. Any Eligible Director of the Company who participates in a Plan of the Company pursuant to Article III of this Plan Document.
          Plan. This 2009 Director Supplemental Defined Contribution Plan.
          Plan Year. The calendar year.
          Separation from Service. A Participant shall be deemed to have incurred a “Separation from Service” under this Plan only if the Participant has ceased to be a Director of the Company and is not a Director of a corporation that is a successor to the Company via a merger or consolidation, or by an Affiliate. Notwithstanding the foregoing, for all purposes of this Plan, the term “Separation from Service” shall mean a separation from service within the meaning of Treasury Regulation Section 1.409A-1(h).

          Valuation Date. The last business day of each calendar month, or such other date as may be designated as a Valuation Date under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries.
          2.2 Construction. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.
ARTICLE III
ELIGIBILITY FOR PLAN PARTICIPATION
          3.1 Eligible Directors. Eligible Directors under the Plan shall be the Directors of the Company
          3.2 Plan Participation. An Eligible Director shall become a Participant under a Plan if he or she timely files with the Company a Deferred Compensation Election.
ARTICLE IV
CONTRIBUTIONS
          4.1 Elective Contributions.
(a)
Each Eligible Director shall be entitled to elect for each calendar year to reduce his or her Compensation by an objectively determinable amount relating to each form of Compensation that is specified in a timely filed Deferred Compensation Election; and if an Eligible Director does so, an amount equal to the reduction in his or her Compensation shall be credited to an Account maintained for him or her under the Plan.

(b)
The Deferred Compensation Election of a Participant must be made in writing on a form specified by the Administrator. A Deferred Compensation Election will be timely filed with respect to the Compensation only if it is filed with the Administrator by a date specified by the Administrator that precedes the calendar year in which the Compensation is earned by the Participant for services rendered as an Eligible Director. A Deferred Compensation Election that is timely filed with the Administrator shall be irrevocable as of the first day of the calendar year that follows the date it is filed.

(c)
If a Director first becomes an Eligible Director after the first day of a calendar year, the Eligible Director may file a Deferred Compensation Election with the Administrator no later than 30 days after the date the Director becomes an Eligible Director under the Plan. If an Eligible Director does so, the applicable Deferred Compensation Election shall be effective for such calendar year only with respect to Compensation that is earned for services that are performed after the filing of the Participant’s Deferred Compensation Election with the Administrator; and any such Deferred Compensation Election shall be irrevocable as of the date that it is filed with the Administrator. For purposes of the preceding sentence, where an individual has ceased being an Eligible Director, regardless of whether all amounts deferred under the Plan have been paid, and subsequently becomes an Eligible Director again, the individual shall be treated as first becoming an Eligible Director if the individual had not been eligible to participate in the Plan (other than the accrual of earnings) at any time during the twenty-four month period ending on the date the individual again becomes an Eligible Director.

(d)
The reduction in a Participant’s Compensation for any calendar year shall be made by the Company during such calendar year. The Account of each Participant shall then be credited with Elective Contributions equal to the amount of the Participant’s reduction in his or her Compensation, on or shortly after the Compensation would otherwise be paid to the Directors, in accordance with procedures established by the Administrator.

          4.2 Vesting. A Participant shall at all times be 100% vested in the balances credit to his or her Cash Account. A Participant shall vest in the amounts credited to his or her Equity Award Account in accordance with the vesting schedule set forth in the agreement documenting the grant of the applicable Equity Award credited to his or her Equity Award Account. Any amounts credited to a Participant’s Account that are not 100% vested at the Commencement Date applicable for such amount shall be forfeited, and the Participant shall cease to have any rights to such forfeited amounts.
ARTICLE V
PARTICIPANT ACCOUNTS AND PLAN FUNDING
          5.1 Participant Accounts. Each Participant in a Plan shall have established in his or her name an Account which shall reflect the Contributions credited to him or her pursuant to Article IV. All Accounts maintained for purposes of the Plan shall merely constitute bookkeeping records of the Company and shall not constitute any allocation whatsoever of any assets of the Company or any Affiliate or be deemed to create any trust or special deposit with respect to any of the assets of the Company or any Affiliate.
          5.2 Unfunded Plan.
(a)
The obligation under the Plan to provide a Participant with all or a portion of the amounts credited to his or her Account constitutes the sole unsecured promise of the Company. No Participant or Beneficiary shall have any rights whatsoever in or with respect to any funds or other assets owned or held by the Company (or any Affiliate thereof), the rights of a Participant or Beneficiary under any Plan being solely those of a general unsecured creditor of the Company.

(b)
Notwithstanding the provisions of paragraph (a), the Company may establish or participate in one or more trusts for the purpose of setting aside funds to provide for the payment of benefits under its Plan. Such trust or trusts may include a master trust or collective investment trust maintained by the Company in conjunction with this Plan Document. However, in accordance with the foregoing provisions of this Section, the assets of such trust or trusts shall at all times remain subject to the claims of the general creditors of the Company, except to the extent and at such time as any payment is made therefrom to a Participant or Beneficiary under the Plan; and no Participant or Beneficiary shall have any rights whatsoever in or with respect to any such trust or the assets thereof. To the extent that the Company makes contributions to such a trust or trusts, such contributions may be invested in one or more investment funds thereunder as shall be determined by the Company, in its discretion.

          5.3 Investment Elections for Elective Contributions. At the sole discretion of the Administrator, Participants may be entitled to request that the adjustments to their Accounts be made in accordance with deemed investment elections of the Participant in one or more investment funds designated by the Administrator. The investment election of a Participant shall specify a combination which, in the aggregate, equals 100 percent and conforms with other procedures prescribed by the Administrator indicating which funds his or her Account Balance shall be deemed to be invested. An investment option so elected by a Participant shall remain in effect until he or she changes his or her investment election pursuant to Section 5.4 or receives distribution of his or her Account.
          5.4 Investment Change of Future Contributions. In the sole discretion of the Administrator, a Participant may elect to change the manner in which Contributions credited to his or her Account are to be deemed invested. Any such change in the investment election of a Participant with respect to his or her Contributions shall specify a combination among the funds which in the aggregate equals 100 percent. Such election shall be made in the manner specified by the Administrator and in accordance with procedures prescribed by the Administrator. The investment option so elected by a Participant shall remain in effect until he or she files another election change with respect to future contributions in accordance with the provisions of the Administrator. Any such election which directs a change in an investment election heretofore in effect shall become effective in accordance with procedures prescribed by the Administrator and in the form, time and manner specified by the Administrator. Amounts credited to the Account of a Participant as of any date prior to the date on which such change is to become effective shall not be affected by any such change.
          5.5 Election to Transfer Invested Past Contributions. Subject to any procedures adopted by the Administrator, a Participant may elect to have the balance of his or her Account transferred from the investment fund or funds in which it is deemed invested to one or more of the other investment funds. Any such election shall be made in the form, time, and manner specified by the Administrator and in accordance with procedures prescribed by the Administrator. Upon receipt of such election, the Administrator shall cause the transfer of such amount as of the effective date of the election of the Participant from the fund or funds in which it is deemed invested to the fund or funds so elected and designated by the Participant.

ARTICLE VI
DISTRIBUTION
          6.1 Commencement of Distributions.
(a)
A Participant may elect to commence payment of the amounts credited to his or her Account (and any deemed earnings thereon) in a calendar year upon either (i) the date the Participant incurs a Separation from Service for any reason (other than by reason of death) or (ii) the earlier of (A) the date the Participant incurs a Separation from Service for any reason (other than by reason of death) or (B) the date specified by the Participant (the date described in clause (i) or (ii), to be the “Commencement Date”). Such election shall be timely made in writing on the Deferred Compensation Election form filed with the Administrator in accordance with Section 4.1 by the Election Deadline for the Elective Contributions for the applicable calendar year. If a Participant does not properly elect a Commencement Date for Contributions made in a calendar year, the Commencement Date for such Contributions shall be the date described in Section 6.1(a)(i). Except as is provided below in paragraph (c), a Deferred Compensation Election form that is filed with the Plan Administrator electing a Commencement Date shall become irrevocable as provided in Section 4.1.

(b)
Subject to Section 6.1(d) payments made in accordance with Section 6.1(a) shall be paid or commence to be paid within 30 days following the Commencement Date, provided that, the Participant shall not have the right to designate the year of payment. Amounts credited to a Participant’s Cash Account shall be paid in cash, and Amounts credited to a Participant’s Equity Award Account shall be paid in shares of common stock of the Company.

(c)
Notwithstanding any other provision of the Plan to the contrary, a Participant, may elect to defer the Commencement Date by filing a written request to do so with the Plan Administrator provided such request (i) is made not less than 12 months prior to the Commencement Date (if such Commencement Date is described in Section 6.1(a)(ii)), (ii) the first payment under such election will be made no less than 5 years from the last effective Commencement Date, and (iii) such election will not take effect until at least 12 months after the date on which such election is made. Any election to change the Commencement Date that does not meet all of the foregoing requirements shall not be valid and, in such case, payment shall be made in accordance with the Participant’s last effective Commencement Date election. Any such election to defer the Commencement Date shall become irrevocable if it is on file with the Plan Administrator as of the date that is one year prior to the original Commencement Date.

(d)
Notwithstanding anything in this Plan to the contrary, if a Participant is a “specified employee,” determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, on the date a Participant experiences a Separation from Service, then to the extent necessary to comply with Section 409A of the Code, amounts credited to the Participant’s Account that are to be received by the Participant on account of and during the six-month period immediately following the Participant’s Separation from Service will instead be paid on the earlier of (i) the first business day of the seventh month after the date of the Participant’s Separation from Service, or (ii) the Participant’s death. Any payments that are scheduled to be paid more than six months after such Participant’s Separation from Service shall not be delayed and shall be paid in accordance with the other provisions of this Article VI.

          6.2 Method of Payment.
(a)
Except as is provided below, the amount payable under the Plan shall be paid to the Participant in a single sum payment as of his Commencement Date or, if the first sentence of Section 6.1(d) applies the date of payment described therein. Lump sum amounts payable to a Participant shall be determined as of the Valuation Date coincident with the Commencement Date. Amounts credited to a Participant’s Cash Account shall be paid in cash, and Amounts credited to a Participant’s Equity Award Account shall be paid in shares of common stock of the Company.

(b)
A Participant may elect to have the Contributions credited to his or her Account (other than the amount credited to the Equity Award Account) in each calendar year paid in the form of annual installment payments over a period of years that is selected by the Participant, but not in excess of ten years. A Participant may elect to have the Contributions credited to his or her Equity Award Account in each calendar year paid in two annual installment payments. Each annual installment payment shall be equal to an amount that is a fraction of the applicable Account balance as of the date of payment. The numerator of the fraction is one, and the denominator of the fraction is the number of remaining installments.

(c)
In order for the Participant to elect an installment form of payment for Contributions made in a calendar year, the Participant shall make a timely, written election on the Deferred Compensation Election form filed with the Plan Administrator in accordance with Section 4.1 by the Election Deadline for Elective Contributions for the applicable calendar year. Such an election shall specify the number of annual installment payments.

Except as is provided below in paragraph (d), a Deferred Compensation Election form that is filed with the Plan Administrator electing an installment form of payment shall become irrevocable as provided in Section 4.1.

(d)
Notwithstanding the foregoing, or any other provision of the Plan to the contrary, if a Participant elects to defer the Commencement Date of a distribution in accordance with Section 6.1(c) the Participant also may elect a different form of payment than he or she would previously have been entitled to receive under the foregoing provisions of this Section as of the last effective Commencement Date, provided such written request complies with the requirements set forth in 6.1(c)

and is filed with the request provided for in Section 6.1(c). Any such election to change the form of payment shall become irrevocable if it is on file with the Plan Administrator as of the date that is one year prior to the Commencement Date. Any such election of another form of payment must be made in accordance with the foregoing provision of this Section. Thus, the Participant must elect to be paid in either a lump sum, annual installments that are not in excess of two for amounts credited to the Equity Award Account or annual installments that are not in excess of ten for amounts that are credited to the Cash Account.

(e)	For purposes of this Plan, pursuant to Treasury Regulations Section 1.409A-2(b)(2)(iii), a series of installment payments shall be deemed to be a single payment.
          6.3 Distributions Upon Death. Upon the death of a Participant or former Participant, any amount remaining in his or her Account shall be distributable to the Beneficiary. Payment to the Beneficiary shall be made in a single lump sum. The Commencement Date for payment shall be the last Valuation Date in the month following the month in which the Administrator receives written notice of the Participant’s death.
          6.4 Taxes. Any applicable taxes shall be withheld from any distribution hereunder to the extent that the Company believes is required by law. The Director or a Beneficiary who receives payments hereunder or who otherwise has taxable income as a result of this Plan shall be issued a Form 1099, or other report as required by law and such report also shall be filed with taxing authorities as is required by law.
ARTICLE VII
BENEFICIARIES
          In the event a Participant dies before the balance in his or her Account has been distributed to him or her in full, any remaining balance shall be distributable to his or her Beneficiary in accordance with Section 6.3.
          The following rules shall apply for purposes of designating Beneficiaries under this Plan and determining the appropriate payees for payments after the death of a Participant:
(a)
Any individual, partnership, corporation, trust, estate or other entity may be designated as a Beneficiary. If there is no designated Beneficiary who survives the Participant, then the balance in his Accounts shall be paid to his or her estate.

(b)
All designations of a Beneficiary shall be made by the Participant in writing on a form which is supplied by the Administrator, signed by the Participant, and filed with the Administrator. A Participant may change his designation of Beneficiary at any time. To change his Beneficiary, the Participant must complete a new Beneficiary designation form and file such form with the Administrator prior to the death of the Participant. No designation of Beneficiary will be recognized under this Plan unless it is filed with the Administrator prior to the death of the Participant.

(c)
If the individual designated by the Participant as his or her Beneficiary is the spouse of the Participant at the time of such designation or at any time thereafter, and if the Participant and his or her spouse are legally divorced or their marriage is legally dissolved or annulled, unless the divorce decree or a similar court order directs otherwise, the spouse of the Participant shall cease to be the Beneficiary and the estate of the Participant shall become the Beneficiary unless and until such time as the Participant designates a new Beneficiary.

(d)	If a Participant is entitled to a payment and dies after the Commencement Date for the payment but prior to the date of actual payment, the payment shall be paid to the estate of the Participant.
ARTICLE VIII
ADMINISTRATIVE PROVISIONS
          8.1 Administrator. The Company shall be the Administrator of the Plan. On behalf of the Company, the Board shall appoint one or more individuals as the members to the Committee, which shall perform the duties of the Administrator. However, another person, entity or committee may be appointed by the Board to act on its behalf as Administrator; and if it does so, references in this Plan to the Committee shall be deemed to be references to such person, entity or committee.
          8.2 Powers and Authorities of the Committee. The Committee shall have full power and authority to interpret, construe and administer the Plan; and its interpretations and construction of the Plan shall be binding on all persons. The Committee may delegate any of its powers, authorities, or responsibilities for the administration of the Plan to any person or committee so designated in writing by it. The Committee may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Committee shall not participate in any action or determination regarding their own benefits, if any, payable under the Plan.
          8.3 Indemnification. In addition to whatever rights of indemnification a member of the Committee, or any other person or persons to whom any power, authority, or responsibility is delegated pursuant to Section 8.2, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan.

ARTICLE IX
AMENDMENT AND TERMINATION
          9.1 Amendment and Termination. The Company reserves the right to amend or terminate this Plan Document at any time by action of the Board.
          It is the intention of the Company that, unless otherwise specifically provided for in the provisions that effect an amendment or termination of this Plan, an amendment or termination of this Plan shall not cause the terms of this Plan, or its operation, to be in violation of the provisions of Code Section 409A. Accordingly, upon an amendment or termination of this Plan, except to the extent that the amendment or termination provisions specifically provide to the contrary, the Plan provisions that would require that any Elective Contributions be made to Participant’s Account for the calendar year that includes the date of the amendment or termination (or for the subsequent calendar year) shall remain in effect for that calendar year (and any such subsequent calendar year).
          Thus, after an amendment or termination, the Plan Account of the Participant that exists as of the end of the calendar year that includes the date of the amendment or termination, shall be payable to the Participant or Beneficiary at a time or times that are different than the time or times otherwise provided for herein, only if, and only to the extent that, the amendment or termination provisions adopted by the Board specifically provide for a change in the timing of such payments.
ARTICLE X
MISCELLANEOUS
          10.1 Non-Alienation of Benefits. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance.
          10.2 Payment of Benefits to Others. If any Participant or Beneficiary to whom a benefit is payable is unable to care for his or her affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Administrator to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 10.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.
          10.3 Taxation of Benefits. It is the intention of the Company that amounts payable to a Participant or Beneficiary under the Plan shall not be included in the gross income of the Participant or Beneficiary for federal income tax purposes until such time as payments are made under the provisions of the Plan. If, at any time, it is determined that amounts payable under the Plan are currently taxable to a Participant or his Beneficiary, the amounts credited to the Participant’s Accounts which have become so taxable shall be distributable immediately to such Participant; provided, however, that in no event shall amounts so payable to a Participant exceed the value of his Accounts

          10.4 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.
          10.5 Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted therefrom.
          10.6 Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.
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PARK-OHIO HOLDINGS CORP.

By:	/s/ Robert D. Vilsack

Title:	Secretary and General Counsel

Date:	December 21, 2009